Exhibit 5.1

April 20, 2018

Lilis Energy, Inc.

300 E. Sonterra Blvd., Suite No. 1220

San Antonio, TX 78258

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Lilis Energy, Inc., a Nevada corporation (the “Company”), with respect to the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to 39,086,323 shares of Common Stock that may offered by certain selling stockholders from time to time, consisting of (i) up to 32,145,601 shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the “Series C Conversion Common Shares”) or the Second Lien Loans (the “Second Lien Conversion Common Shares” and together with the Series C Conversion Common Shares, the “Conversion Common Shares”) and (ii) up to 6,940,722 shares of Common Stock issued in connection with the Acquisition (the “Acquisition Shares”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus included in the Registration Statement (the “Prospectus”).

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents: (i) originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Company, as amended to the date hereof; (ii) the Registration Statement; (iii) the Prospectus; (iv) the securities purchase agreement, registration rights agreement and certificate of designations with respect to the Series C Preferred Stock; (v) the second lien credit facility and related agreements with respect to the Second Lien Loans; and (vi) the purchase and sale agreement pursuant to which the Acquisition Shares were issued.

We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company, and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) the genuineness of all signatures;

(ii) the authenticity of the originals of the documents submitted to us;

(iii) the conformity to authentic originals of any documents submitted to us as copies; and

(iv) as to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company;

We have not independently established the validity of the foregoing assumptions.

We have also assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and remain effective at the time of any sales thereunder; (ii) to the extent required, a supplement to the Prospectus included in the Registration Statement (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security; and (iii) with respect to the Conversion Common Shares, at the time of issuance thereof, there will remain sufficient authorized but unissued shares of Common Stock available under the Company’s organizational documents for such purposes and all stockholder approvals required under the rules of the NYSE American stock exchange or any other exchange on which the Company’s Common Stock is then listed shall have been obtained.

Based upon the foregoing and subject to the qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The Conversion Common Shares have been duly authorized, and when the Conversion Common Shares have been issued in accordance with the terms the Series C Preferred Stock or Second Lien Loans, as applicable, and in each case as such terms are in existence on the date hereof, and when the Conversion Common Shares are duly countersigned by the Company’s transfer agent/registrar, the Conversion Common Shares will be validly issued, fully paid, and non-assessable.

2.	The Acquisition Shares are validly issued, fully paid, and non-assessable.

Our opinions are limited the laws, rules, and regulations of the State of Nevada (including all applicable provisions of the constitution of the State of Nevada and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein, and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

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We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Baker & Hostetler LLP

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